THE UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 To
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      BRIGHTON INVESTMENT HOLDING CO., INC.
                      -------------------------------------
                 (Name of small business issuer in its charter)


        DELAWARE                      6770                        03-0451485
        --------                      ----                        ----------
 (State or jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
   of incorporation or     Classification Code Number)          Identification
      organization) No.)

      275 Fifth Avenue, Suite 703, New York, NY 10001, (212) 447 6538
      ---------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


                 275 Fifth Avenue, Suite 703, New York, NY 10001
              -----------------------------------------------------
(Address of Principal place of business or intended principal place of business)

                   SCHONFELD & WEINSTEIN, LLP, 80 WALL STREET,
                  SUITE 815, New York, NY 10005 (212) 344-1600
                  ---------------------------------------------
           (Name, address, and telephone number of agent for service)


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
                ------------------------------------------------
               AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF
                   THIS REGISTRATION STATEMENT AND PROSPECTUS.

                            Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                           80 Wall Street, Suite 815
                               New York, NY 10005
                                 (212) 344-1600

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS       AMOUNT     PROPOSED      PROPOSED      AMOUNT OF
OF SECURITIES BEING        BEING     MAXIMUM       MAXIMUM     REGISTRATION
REGISTERED               REGISTERED  OFFERING      AGGREGATE        FEE
                                     PRICE PER      OFFERING
                                       SHARE         PRICE
-------------------------------------------------------------------------------
Shares of Common Stock     200,000     $.50        $100,000          $8.09
-------------------------------------------------------------------------------
TOTAL                      200,000     $.50        $100,000          $8.09


The above are estimated for purposes of computing the registration fee pursuant to Rule 457.

                                   PROSPECTUS

                      BRIGHTON INVESTMENT HOLDING CO., INC.
                            (A DELAWARE CORPORATION)
            200,000 SHARES OF COMMON STOCK OFFERED AT $.50 PER SHARE



Brighton Investment Holding Co., Inc. (Brighton) is offering for sale 200,000 shares of common stock, $.0001 par value per share, at a purchase price of $0.50 per share. The offering price has been arbitrarily determined. The shares shall be sold exclusively by Brighton in a self-underwritten offering on an all or none basis for a period of ninety (90) days. If the offering has not been sold within the first ninety days, the offering may be extended an additional ninety days. This offering shall be conducted directly by Brighton without the use of a professional underwriter or securities dealer. All offering proceeds shall remain in escrow until Brighton has completed a merger or acquisition according to the terms of Rule 419 of the Securities Act of 1933. There are no minimum purchase requirements. The securities offered are not listed on any securities exchange or on the Nasdaq stock market.



                   PRICE TO THE PUBLIC            PROCEEDS TO BRIGHTON

Per Share                $0.50                            $0.50

Total                 $100,000.00                       $100,000.00


           $10,000 in offering expenses may be deducted from the proceeds and used by Brighton prior to the consummation of a business combination.



      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE _____ IN THIS PROSPECTUS.



Until 90 days after the date when the deposited funds and deposited securities are released from the escrow account, all dealers effecting transactions in the common stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

                                                                           Page

PROSPECTUS SUMMARY.........................................................

Brighton ..................................................................
The Offering...............................................................
Offering in Compliance with Rule 419.......................................

SUMMARY FINANCIAL INFORMATION..............................................
HIGH RISK FACTORS .........................................................
           New management of Brighton may not be able to successfully manage a public company ........................................

           We have no operations to date and may not become profitable which will reduce the value of shareholders' investments .......

           We may not have sufficient funds to find a business combination in which case we will be unable to close a merger or acquisition...

           Investors will have no access to their funds while held in escrow if returned, you will not get interest on your refunds...

           A sufficient number of investors may fail to reconfirm
           their investments which would result in Brighton's
           ability to consummate a merger or acquisition ..................

           Escrowed Securities may not be transferred, which render invalid any contracts for sale to be satisfied by delivery of these securities ...........................................

           We have not specified a particular industry in which to
           search for a target business and it may take several
           months to do so ...............................................

           In relation to its competitors, Brighton is and will
           continue to be an insignificant participant in the
           business of seeking business combinations .....................

           These may exist conflicts of interest on the part of
           Brighton's officers and directors .............................

           Our management has limited experience and may miss certain business opportunities ........................................

           We expect a merger or acquisition to result in a lack
           of diversification which means Brighton will be subject
           to economic fluctuation within a particular industry ..........

           Investors in the offering will sustain an immediate
           dilutions of stock value ......................................

           Brighton may acquire a business in which its promoters,
           management and their affiliates own a beneficial interest......


INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION..............................
UNDER RULE 419
Deposit of Offering Proceeds and Securities...............................
           Prescribed Acquisition Criteria ...............................
           Post-Effective Amendment ......................................
           Reconfirmation Offering .......................................
           Release of Deposited Securities and Deposited Funds............
DILUTION .................................................................
USE OF PROCEEDS ..........................................................
CAPITALIZATION............................................................
PROPOSED BUSINESS   ......................................................
           History and Organization.......................................
           Plan of Operation..............................................
           Evaluation of Business Combination.............................
           Business combinations..........................................
           Regulation.....................................................
           Employees......................................................
           Facilities.....................................................
MANAGEMENT ...............................................................
           Biography......................................................
           Other Blank Check Companies....................................
           Conflicts of Interest..........................................
           Remuneration...................................................
           Management Involvement.........................................
STATEMENT AS TO INDEMNIFICATION...........................................
MARKET FOR BRIGHTON'S  COMMON STOCK.......................................
CERTAIN TRANSACTIONS......................................................
PRINCIPAL STOCKHOLDERS....................................................
DESCRIPTION OF SECURITIES.................................................
           Common Stock...................................................
           Future Financing...............................................
           Reports to Stockholders........................................
           Dividends......................................................
           Transfer Agent.................................................
PLAN OF DISTRIBUTION......................................................
EXPIRATION DATE ..........................................................
LITIGATION ...............................................................
LEGAL OPINIONS............................................................
EXPERTS ..................................................................
FURTHER INFORMATION ......................................................
FINANCIAL STATEMENTS......................................................

                               PROSPECTUS SUMMARY


Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors".


BRIGHTON INVESTMENT HOLDING CO., INC.

Brighton Investment Holding Co., Inc. was organized under the laws of the State of Delaware on May 28, 2002 as a vehicle to acquire or merge with a target business or company in a business combination. Management believes that Brighton's characteristics as an enterprise with cash, nominal liabilities, and flexibility in structuring a merger or acquisition will make Brighton an attractive combination candidate. None of Brighton's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction.

Since Brighton's organization, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. Brighton will not engage in any substantive commercial business following the offering.

Brighton maintains its offices at the offices of Arimoto, Ogaswara & Mo, 275 Fifth Avenue, Suite 703, New York, NY 10001 at no cost to Brighton. Brighton's phone number is 212-447 6538.


THE OFFERING

Securities offered........................200,000 shares of common stock, $.0001 par value, being offered at $0.50 per
                                          share.

Common Stock outstanding
prior to the offering......................300,000 shares.

Common Stock to be
outstanding after the offering.............500,000 shares.

Brighton is a blank check company and consequently this offering is being conducted in compliance with SEC Rule 419. Securities purchased by investors and the funds received in the offering will be deposited and held in a Rule 419 escrow account until an acquisition meeting specific criteria is completed. Brighton must update the registration statement with a post- effective amendment, and Brighton shareholders will have the opportunity to reconfirm their investments in Brighton. Shareholders who do not reconfirm their investments will receive a pro-rata refund of their investment. Brighton has 18 months from the date of this prospectus to consummate a business combination.

SUMMARY FINANCIAL INFORMATION


The following is a summary of Brighton's consolidated financial information and is qualified in its entirety by the audited financial statements appearing in this prospectus.


FOR THE YEAR ENDED
DECEMBER 31, 2002


Statement of Income Data:
  Net Sales                                    $ -0-
  Net Loss                                     $ (988)
  Net Loss Per Share                           $.0033
  Shares Outstanding at December 31, 2002     300,000


AS OF
DECEMBER 31, 2002
                                                            PRO FORMA
                                           ACTUAL          AS ADJUSTED
                                           ------          -----------
Balance Sheet Data
  Working Capital (deficit)               $17,512            $ 27,512
  Total Assets                            $29,599            $118,099
  Long Term Debt                          $ -0-              $-0-
  Total Liabilities                       $   587            $    587
  Shareholders' Equity                    $29,012            $117,512



Upon the sale of all the shares in this offering, Brighton will receive deposited funds of approximately $100,000, all of which must be deposited in the Rule 419 escrow account. $10,000 may be used by Brighton prior to consumation of a business combination. Brighton's management will request release of these funds from escrow.



                                HIGH RISK FACTORS


The securities offered hereby are highly speculative in nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment.

-- New management of Brighton may not be able to successfully manage a public company.

Brighton anticipates that upon the consummation of a business combination there will be a change of control in Brighton, which will most likely result in the resignation or removal of Brighton's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of Brighton's activities or in the operation of the business, assets or property being acquired. New management may be unsuccessful in managing Brighton after the merger.

-- We have no operations to date and may not become profitable which will reduce the value of shareholders' investment.

Brighton was incorporated in the State of Delaware on May 28, 2002 and has had no operations to date. There is no assurance Brighton's intended acquisition or merger activities will be successful or result in revenue or profit to Brighton. Since Brighton has not yet attempted to seek a business combination, and due to Brighton's lack of experience, there is only a limited basis upon which to evaluate Brighton's prospects for achieving its intended business objectives. Any investment in Brighton should be considered an extremely high-risk investment.

-- We may not have sufficient funds to find a business combination in which case we will be unable to close a merger or acquisition.

Rule 419 states that only 10% of the net proceeds of this offering may be released from escrow prior to consummation of the business combination. This 10% may be insufficient to sustain Brighton's search for a business combination. In such a case, Brighton will be unable to merge with an operating business.


As of September 30, 2003, Brighton had assets of $27,663 and $2,337 in liabilities. Upon the sale of all the shares in this offering, Brighton will receive net proceeds of approximately $100,000, all of which must be deposited in the Rule 419 escrow account. $10,000 may be used by Brighton prior to consummation of a business combination. Brighton may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, Brighton may require additional financing in the future in order to close a business combination. Such financing may consist of the issuance of debt or equity securities. Brighton cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to Brighton. Brighton has no future financing plans. Such financing will not occur without shareholder approval. Brighton will not borrow funds from its officers, directors or current shareholders.


-- Investors will have no access to their funds while held in escrow; if returned, you will not get interest on your refunds.

There is no assurance that all shares being offered will be sold during the offering period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering, which may continue for a period of up to six months after the date of this prospectus. Even upon the sale of the entire offering, the investors' funds may remain in the escrow account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the date of this prospectus.

-- A sufficient number of investors may fail to reconfirm their investments which would result in Brighton's inability to consummate a merger or acquisition.

Any attempted business combination may fail if there is insufficient investor reconfirmations. A business combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, Brighton can successfully convince a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to investors on a pro-rata basis.

-- Escrowed securities may not be transferred, which render invalid any contracts for sale to be satisfied by delivery of these securities.

No transfer or other disposition of the deposited securities shall be permitted other than by will or the laws of descent and distribution, or under to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the underlying rules. Rule 15g-8 states that it is unlawful for any person to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the deposited securities and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the deposited securities or any derivative securities whether or not physical delivery is required.

-- We have not specified a particular industry in which to search for a target business and it may take several months to do so.

To date, Brighton has not selected any particular industry in which to concentrate its business combination efforts. As a result, the search for a merger candidate may take several months. Additionally, the industry of a potential target business may have its own risks which have not been ascertained by Brighton.

-- In relation to its competitors, Brighton is and will continue to be an insignificant participant in the business of seeking business combinations.

A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Brighton and, consequently, Brighton will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, Brighton will be competing with a large number of other small, blank check companies.

-- There may exist conflicts of interest on the part of Brighton's officers and directors.

Brighton's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of Brighton is engaged in business activities outside of Brighton and will devote between 5 and 20 hours per month to Brighton. There exists potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

Conflict with other blank check companies with which members of management may become affiliated in the future may arise in the pursuit of business combinations. Brighton's officers and directors may be involved as officers and directors of other blank check companies in the future. A potential conflict of interest may result if and when any officer of Brighton becomes an officer or director of another company, especially another blank check company.

-- Our management has limited experience and may miss certain business opportunities.

Brighton's success is dependent on its management. Brighton's officers and director have only limited experience in the business activities in which Brighton intends to engage. These officers have not entered into employment agreements with Brighton and they are not expected to do so in the foreseeable future. Brighton has not obtained key person life insurance on any of its officers or directors.

-- We expect a merger or acquisition to result in a lack of diversification which means Brighton will be subject to economic fluctuation within a particular industry.

Because we have limited capital, it is unlikely Brighton will be capable of negotiating more than one acquisition or merger. As a result, we expect to experience a lack of diversification which may subject Brighton to economic fluctuation within a particular industry in which a target company conducts business.

-- Investors in this offering will sustain an immediate dilution of stock value.

As of September 30, 2003, the net tangible book value of Brighton's common stock was approximately $.037 per share, substantially less than the $0.50 per share to be paid by the public investors. In the event all the shares are sold, public investors will sustain an immediate dilution of approximately $.222 per share in the book value of public investors' holdings.

-- Brighton may acquire a business in which its promoters, management or their affiliates own a beneficial interest.

Such a transaction would be considered a related party transaction not at arms length. While Brighton intends to seek shareholder approval for such a transaction, objecting shareholders would only be able to request the return of the pro-rata portion of their invested funds which currently held in escrow. Brighton has no current plans to engage in a related party transaction.


           INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419


DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the deposited funds and deposited securities will be released to Brighton and to the investors, respectively, only after Brighton has met the following three basic conditions.

First, Brighton must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, Brighton must file a post-effective amendment to the Registration Statement, which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, Brighton must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After Brighton submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the deposited funds and deposited securities.


Accordingly, Brighton has entered into an escrow agreement with Commerce Bank, 1350 Avenue of Americas, New York, New York, as escrow agent, which provides that:

(1) The proceeds are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the deposited funds to be released to Brighton prior to the consummate of a business combination. The deposited funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, or in money market mutual funds.


     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the escrow account may not be transferred, disposed of nor any interest created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities or other derivative securities relating to deposited securities held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.


PRESCRIBED ACQUISITION CRITERIA

Rule 419 requires that before the deposited funds and the deposited securities can be released, Brighton must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $80,000, which represents 80% of $100,000.

POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 4199 requires Brighton to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow.


RECONFIRMATION OFFERING

The reconfirmation offer must commence after the effective date of the post-effective amendment. Rule 419 states that the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify Brighton in writing that the investor elects to remain an investor.

     (3) If Brighton does not receive written notification from any investor within 20 business days following the effective date, the pro rata portion of the deposited funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $80,000 elect to reconfirm their investment.

     (5) If a consummated acquisition (s) has not occurred by, 18 months from the date of this prospectus, the deposited funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means. Release of Deposited Securities and Deposited Funds.


RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The deposited funds and deposited securities may be released to Brighton and the investors, respectively, after:

     (1) The Escrow Agent has received a signed representation from Brighton and any other evidence acceptable by the Escrow Agent that:

     (a) Brighton has executed an agreement for the acquisition(s) of a target business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

     (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that Brighton has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds.


DILUTION


The net tangible book value (deficit) of Brighton as of September 30, 2003 was $11,163 with the net tangible book value (deficit) per share being $.037. Net tangible book value is the net tangible assets of Brighton (total assets less total liabilities and intangible assets). For purposes of this computation, the deferred offering costs are treated as an intangible asset. The public offering price per share is $0.50. The pro-forma net tangible book value after the offering will be $111,163, with the pro-forma net tangible book value per share after the offering being $.222. The shares purchased by investors in this offering will be diluted by $.278 per share, or 56%. As of September 30, 2003, there were still 300,000 shares of Brighton's common stock outstanding.


Dilution represents the difference between the public offering price and the net pro-forma tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution to be experienced by investors in the offering:


Public offering price per share $.50 Net tangible book value per share before offering $.037 Pro-forma net tangible book value per share after offering $.222 Pro-forma increase per share attributable to shares offered hereby $.185 Pro-forma dilution to public investors $.278


                           MONEY               NET TANGIBLE
                        RECEIVED FOR          BOOK VALUE PER
# SHARES                SHARES BEFORE          SHARE BEFORE
BEFORE OFFERING         OFFERING                 OFFERING

300,000                  30,000                    .037

--------------------------------------------------------------

                                                 PRO-FORMA
                       TOTAL                   NET TANGIBLE
  TOTAL                AMOUNT OF                BOOK VALUE
# OF SHARES           MONEY RECEIVED             PER SHARE
AFTER OFFERING         FOR SHARES             AFTER OFFERING

500,000                $130,000                   $.222

----------------------------------------------------------------

PRO-FORMA                                   PRO-FORMA INCREASE
NET TANGIBLE           NET TANGIBLE             PER SHARE
BOOK VALUE PER         BOOK VALUE               ATTRIBUTED
SHARE AFTER              SHARES                 TO SHARES
OFFERING                OFFERING                OFFERED


$.222                     $.037                   $.185


----------------------------------------------------------------



                         PRO-FORMA
                       NET TANGIBLE
                       BOOK VALUE              PER PRO-FORMA
PUBLIC OFFERING        SHARE AFTER              DILUTION TO
PRICE PER SHARE        OFFERING              PUBLIC INVESTORS

$.50                    $.222                      $.278

----------------------------------------------------------------


As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of Brighton.



                               APPROX. %                           APPROX. %
PUBLIC           SHARES       TOTAL SHARES        TOTAL              TOTAL
STOCKHOLDER     PURCHASED     OUTSTANDING      CONSIDERATION     CONSIDERATION

New Investors     200,000        40%             $100,000               77%

Existing
Shareholders      300,000        60%             $ 30,000               33%

300,000 shares of common stock were issued prior to this offering, at $.10 per share. None of these shares are being registered.


                                 USE OF PROCEEDS


The gross proceeds of this offering will be $100,000. According to Rule 419, after all of the shares are sold, 10% of the deposited funds may be released from escrow to Brighton. Brighton will request release of this 10%. Upon the consummation of a business combination, all escrowed offering proceed will be released to Brighton. Brighton shall transfer these proceeds to the merged entity, which will have full discretion as to the use of such proceeds. There are no contingencies involved with the transfer of the proceeds.

                                                        APPROXIMATE
                                 APPROXIMATE            PERCENTAGE
                                   AMOUNT                  TOTAL

Escrowed funds pending
business combination              $90,000                   90%

This figure of $90,000 assumes release of 10% of the deposited funds.


There will be an estimated $28,508.09 in expenses related to this offering. Brighton has incurred these costs in order to become a "blank check" company and to engage in a business combination. Of this amount, $11,500 has already been paid to Schonfeld & Weinstein for legal expenses rendered on behalf of Brighton. The remaining estimated $17,008.09 in expenses will come from Brighton's treasury.


While Brighton presently anticipates that it will be able to locate and consummate a business combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if Brighton determines that a business combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to Brighton. Persons purchasing shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of Brighton's limited resources, it is likely that Brighton will become involved in only one business combination.

                                 CAPITALIZATION


The following table sets forth the capitalization of Brighton as of September 30, 2003, and pro-forma as adjusted to give effect to the sale of 200,000 shares offered by Brighton.

                                          September 30, 2003

                                                                    PRO FORMA
                                                  ACTUAL           AS ADJUSTED
                                                  ------           -----------

Long-term debt                                     $ -0-               $-0-

Stockholders' equity:
Common stock, $.0001 par value; authorized
30,000,000 shares of common stock,
and 5,000,000 shares of preferred stock
300,000 shares of common stock and 0
shares of preferred stock issued and
outstanding and 500,000 shares,
pro forma adjusted                               $    30           $     50

Additional paid-in capital                       $29,970           $113,450

Deficit accumulated during
the development period                           $(2,337)          $ (2,337)

Total stockholders' equity                       $27,663           $111,163

Total capitalization                             $27,663           $111,163

                                PROPOSED BUSINESS


History and Organization

Brighton was organized under the laws of the State of Delaware on May 28, 2002. Since inception, the primary activity of Brighton has been directed to organizational efforts and obtaining initial financing. Brighton was formed as a vehicle to pursue a business combination. Brighton has not engaged in any preliminary efforts intended to identify possible business combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such target business.

Brighton's initial public offering will comprise 200,000 shares of common stock at a purchase price of $0.50 per share. The offering price has been arbitrarily determined.

Brighton is filing this registration statement in order to effect a public offering for its securities.


Plan of Operation

Brighton was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in business combinations presented to it by persons or firms who or which desire to employ Brighton's funds in their business or to seek the perceived advantages of publicly-held corporation. Brighton's principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. Brighton will not restrict its search to any specific business, industry or geographical location, and Brighton may engage in a business combination.


Brighton does not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in Brighton's treasury. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Brighton's proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to Brighton's management before they have a chance to analyze any ultimate use to which their money may be put.

Pursuant to Rule 419, prospective investors who invest in Brighton will have an opportunity to evaluate the specific merits or risks of only the business combination management decides to enter into. Cost overruns will be borne equally by all current shareholders of Brighton. Such cost overruns or additional costs related to this offering or the search for a merger candidate will not be charged to Brighton, but will be funded through current shareholders' voluntary contribution of capital. The shareholders have not determined a maximum amount they are willing to pay for cost overruns. They are not expected repayment by the target company for such costs overruns. This is based on an oral agreement between current shareholders and Brighton.

Brighton may seek a business combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws.

Brighton will not acquire a target business unless the fair value of the target business represents 80% of the maximum offering proceeds. To determine the fair market value of a target business, Brighton's management will examine the audited financial statements including balance sheets and statements of cash flow and stockholders' equity of any candidate, focusing attention on a potential target business's assets, liabilities, sales and net worth. In addition, management of Brighton will participate in a personal inspection of any potential target business. If Brighton determines that the financial statements of a proposed target business does not clearly indicate that the fair market value of the target business represents 80% of Brighton's maximum offering proceeds, Brighton will cease negotiations with such target business and, begin looking for another potential merger candidate.

Management believes that the probable desire on the part of the owners of target businesses to assume voting control over Brighton to avoid tax consequences or to have complete authority to manage the business will almost assure that Brighton will combine with just one target business. Management also anticipates that upon consummation of a business combination, there will be a change in control in Brighton which will most likely result in the resignation or removal of Brighton's present officers and directors. None of Brighton's officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, Brighton will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, Brighton may affect a business combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that Brighton will properly ascertain or assess all significant risks.

Brighton anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which Brighton will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable statutes for all shareholders, and other factors. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Management believes Brighton can satisfy its cash requirement for at least eighteen (18) months without having to raise additional capital.

EVALUATION OF BUSINESS COMBINATIONS

The analysis of business combinations will be undertaken by or under the supervision of the officers and directors of Brighton, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to its attention through present associations. In analyzing prospective business combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Brighton; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. Officers and directors of Brighton will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, Brighton intends to utilize written reports and personal investigation to evaluate the above factors.

Since Brighton will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event Brighton's obligation to file periodic reports is suspended under Section 15(d), Brighton intends on voluntarily filing such reports.

It may be anticipated that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to Brighton, it may be anticipated that the promoters have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to Brighton's merger or acquisition, and there is a risk, even after the consummation of such business combinations and the related expenditure of Brighton's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by Brighton and, therefore, its shareholders.

BUSINESS COMBINATIONS

In implementing a structure for a particular business acquisition, Brighton may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business. Investors should note that any merger or acquisition effected by Brighton can be expected to have a significant dilative effect on the percentage of shares held by Brighton's then-shareholders, including purchasers in this offering. On the consummation of a business combination, the target business will have significantly more assets than Brighton; therefore, management plans to offer a controlling interest in Brighton to the target business. While the actual terms of a transaction to which Brighton may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 90% or more of the voting stock of the surviving entity. In such event, the shareholders of Brighton, including investors in this offering, would retain less than 10% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management of Brighton may choose to avail Brighton of these provisions. In addition, a majority of all of Brighton's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, Brighton may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Brighton's common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering Brighton enters negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements including balance sheets and statements of cash flow and stockholders' equity of the proposed target.

Brighton may acquire a business in which Brighton's promoters, management or their affiliates own a beneficial interest. In such event, such transactions may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated sometime in the future, Brighton intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

Brighton has adopted a policy that it will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Brighton's policy regarding finder's fees is based on an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

Management does not intend to advertise or promote Brighton. Instead, Brighton's management will actively search for potential target businesses. In the event management decides to advertise to attract a target business, the cost of such advertising will be assumed by management.


NO ASSURANCES OF A PUBLIC MARKET


Rule 419 states that all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule
419. There is no present market for the common stock of Brighton and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither Brighton nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for Brighton's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Brighton or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Brighton's common stock. Present management of Brighton has no intention of seeking a market maker for Brighton's common stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a business combination. The officers of Brighton after the consummation of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of Brighton in control of the entity after a business combination is reconfirmed by the stockholders. Former officers, directors or principal shareholders of Brighton will not serve as consultants or advisors to the merged company or receive compensation from the merged company. There is no likelihood of any active and liquid trading market for Brighton's common stock developing.


Upon the consummation of a business combination, Brighton anticipates that there will be a change in Brighton's management, which management may decide to change the policies as to the use of proceeds as stated in this prospectus. Brighton's present management anticipates that the deposited funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a business combination is consummated. Such policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Brighton is not presently considering any outside individual for a consulting position; however, Brighton cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

Present management of Brighton will not make any loans of the $10,000 available from the deposited funds of this offering, nor will present management borrow funds and use either Brighton's working capital or deposited funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Upon consummation of a business combination, management of the merged entity will have full discretion as to the use of all offering proceeds.

The proceeds received in this offering will be put into the Rule 419 escrow account pending consummation of a business combination and reconfirmation by investors. Such deposited funds will be in an insured depository institution account in either a certificate of deposit or interest bearing savings account as placed by Commerce Bank, 1350 Avenue of Americas, New York, New York.



REGULATION

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While Brighton does not intend to engage in such activities, Brighton could become subject to regulations under the Investment Company Act in the event Brighton obtains or continues to hold a minority interest in a number of enterprises. Brighton could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review Brighton's activities from time to time with a view toward reducing the likelihood Brighton could be classified as an "Investment Company."


EMPLOYEES

Brighton presently has no employees. Each officer and director of Brighton is engaged in business activities outside of Brighton, and the amount of time they will devote to Brighton's business will only be between five (5) and twenty
(20)hours per person per week. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of Brighton will devote the time necessary each month to the affairs of Brighton until a successful business opportunity has been acquired.


FACILITIES


Brighton is presently using as its office the offices of Arimoto, Ogasawara & Mo, of which Monita Mo, CFO of Brighton, is a principal, at no cost to Brighton. Their offices are located at 275 Fifth Avenue, Suite 703, New York, New York. Such arrangement is expected to continue after completion of this offering only until a business combination is consummated, although there is currently no such agreement between Brighton and Monita Mo, the principals of Brighton Investment Holding Co., Inc. Brighton at present owns no equipment, and does not intend to own any upon completion of this offering.



MANAGEMENT

     The officers and directors of Brighton, and further information concerning them are as follows:


NAME                            AGE        POSITION
----                            ---        --------

Geng Yannan                     41         President, Director

Gusheng Zhou                    58         Secretary, Director

Monita K. Mo                    44         Chief Financial Officer, Director


Each director shall serve for a term of one year or until new directors are elected at the next annual meeting of shareholders.

BIOGRAPHY
---------


           Geng Yannan, President and director, has been a Vice President at US Asia Cultural Media Group as head of the Asia Pacific Division since 2000. From 1999 to 2000 she was employed by US CAG International Film Co., in the China Division. From 1997 to 1984, Ms. Yannan was employed by Shanghai Television as a news anchor.

           Ms. Yannan attended the University of Beijing Broadcasting and received a degree in Journalism. From 1997 to 1999 she attended San Antonio College as a full time student on a visiting scholarship. She has been President of Brighton since inception.


           Gusheng Zhou, Secretary and a director, has been a Director at Ancogen, Inc. since 2001 where he participates in the development of monoclonal antibody, macro and micro-array technology to measure antibodies, antigen and small molecules. From 1999 to 2001 he was the President at W & E Trading Corp. overseeing the Company's overall operation in the gift import and wholesale area. From 1995 to 1997 he was the Vice President of Talking Mouse Inc. where he was in charge of the US operation to develop voice recognition technology.


           Mr. Zhou attended Fudan University in China from where he received a Bachelor of Science of Nuclear Physics. He also attended the City University of New York from 1981 to 1983, receiving a Master of Science of Physics. He has been Secretary and director of Brighton since inception.


           Monita K. Mo., Chief Financial Officer and director, has been a partner at the accounting firm of Arimoto, Ogasanara & Mo since 1990. Ms. Mo serves as an advisor on tax and accounting matters.

           Ms. Mo attended Baruch College, receiving a BA in accounting and an MS in taxation. She has been treasurer and a director of Brighton since inception


OTHER BLANK CHECK COMPANIES

Competing searches for target business among blank check affiliates may present conflicts of interest. Currently, Brighton is not affiliated with any other prior blank check companies.


CONFLICTS OF INTEREST

None of the officers, directors, and/or shareholders of Brighton are involved in any blank check offerings.

No member of management is currently affiliated or associated with any blank check company. Management does not currently intend to promote blank check entities other than Brighton. However, management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. Management intends to present each business combination candidate to the shareholders for their approval.

REMUNERATION

No officer or director of Brighton has received any cash remuneration since Brighton's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from Brighton upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time in Brighton's affairs.

The legal fee to be paid to Schonfeld & Weinstein, L.L.P., counsel for the corporation, is twenty thousand dollars $20,000, $11,500 of which has been paid to Schonfeld & Weinstein, L.L.P. prior to this offering.


MANAGEMENT INVOLVEMENT

All of management has been involved in Brighton's affairs. Brighton has conducted no business as of yet, and aside from the search for shareholders associated with Brighton's formation, management has done no work with or for Brighton. All of management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for target businesses. After the closing of this offering, all of management intends to search for, consider and negotiate with a target business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in Brighton's affairs.


                         STATEMENT AS TO INDEMNIFICATION

Section 722 of the Delaware Business Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by Brighton. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information".

Under Article VI of Brighton's bylaws, Brighton will indemnify and hold harmless to the fullest extent authorized by the Delaware, any director, officer, agent or employee of Brighton, against all expense, liability and loss reasonably incurred or suffering by such person in connection with Brighton.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                       MARKET FOR BRIGHTON'S COMMON STOCK

Prior to this date, there has been no trading market for Brighton's common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until Brighton's consummation of a business combination pursuant to the requirements of Rule 419. There are currently 3 holders of Brighton's outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers were sophisticated investors. Current shareholders will own 60% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares.


Brighton is aware of a letter dated January 21, 2000 to Mr. Ken Worm, Assistant Director, OTC Compliance Unit of NASD Regulation, Inc. Brighton does not believe that such letter is directly applicable to the shares of Brighton being registered in the registration statement. However, Brighton is aware that the 300,000 shares issued in Brighton's private placement offering will have to be registered pursuant to the Securities Act of 1933 before such shares can be freely traded.


There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither Brighton nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for Brighton's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Brighton or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Brighton's common stock. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that decisions in this area will ultimately be initiated by the party or parties controlling the entity or assets, which Brighton may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of Brighton has no intention of doing so at the present time.


Schonfeld & Weinstein, L.L.P.'s legal fees will total $20,000, $11,500 of which has been paid by Brighton to date.



                              CERTAIN TRANSACTIONS


Brighton was incorporated in the State of Delaware on May 28, 2002. Between May 28, 2002 and June 5, 2003, Brighton issued 300,000 shares to 3 shareholders at $.10 per share, for a total of $30,000. These 3 shareholders are Geng Yannan, Gusheng Zhou, and Qiang Liu. The Company relied upon Section 4(2) of the Securities Act of 1933 in this offering. It was a private offering, with no general solicitation or advertising. The shares pruchased in this offering bear restrictive legends.


The current breakdown of share ownership by shareholders may be found in the section on Principal Stockholders.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Brighton's common stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by Brighton to own beneficially more than 5% of Brighton's outstanding common stock; (ii) each of Brighton's officers and directors; and
(iii) all directors and officers of Brighton as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of Brighton's stock.


NAME/ADDRESS         SHARES OF                 PERCENT OF            PERCENT OF
BENEFICIAL          COMMON STOCK               CLASS OWNED           CLASS OWNED
OWNER(1)           BENEFICIALLY OWNED        BEFORE OFFERING           AFTER
                                                                      OFFERING
-------------------------------------------------------------------------------

Geng Yannan          100,000                     33.3%                   20%

Gusheng Zhou         100,000                     33.3%                   20%

Qiang Liu            100,000                     33.3%                   20%
-------------


PRIOR BLANK CHECK COMPANIES

None of Brighton's officers or directors have been involved with other blank check companies in the past.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

Brighton is authorized to issue 30,000,000 shares of common stock, $.0001 par value per share, of which 300,000 shares were issued and outstanding as of the date of this prospectus and 5,000,000 shares of preferred stock, $.0001 par value per share. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

All shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. At the completion of this offering, the present officers and directors and present shareholders will beneficially own 60% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of Brighton will be in a position to control all of the affairs of Brighton.

FUTURE FINANCING


In the event the 10% of the offering proceeds which Brighton will request release of are not sufficient to enable Brighton to successfully find a business combination Brighton may seek additional financing. At this time Brighton believes that this 10% will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a business combination. However, Brighton may issue additional securities, incur debt or procure other types of financing if needed. Aside from an agreement between Brighton and its current shareholders to fund cost overruns related to this offering, Brighton has not entered into any agreements, plans or proposals for such financing and as of present has no plans to do so. Brighton will not use the deposited funds as collateral or security for any loan or debt incurred. Further, the deposited funds will not be used to pay back any loan or debts incurred by Brighton. If Brighton does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to Brighton.



REPORTS TO STOCKHOLDERS

Brighton intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.


DIVIDENDS

Brighton was only recently organized, has no earnings, and has paid no dividends to date. Since Brighton was formed as a blank check company with its only intended business being the search for an appropriate business combination, Brighton does not anticipate having any earnings until such time that a business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a business combination, Brighton will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a business combination is reconfirmed.


TRANSFER AGENT

Brighton has appointed Transfer Online, Inc. as the Transfer Agent for Brighton.


                              PLAN OF DISTRIBUTION

Brighton is offering the right to subscribe for 200,000 shares at $.50 per share. Brighton proposes to offer the shares directly in a self-underwritten offering on a basis, and no compensation is to be paid to any person in connection with the offer and sale of the shares. Brighton's directors, Geng Yannan, Gusheng Zhou, and Monita Mo, shall distribute prospectuses related to this offering. Brighton estimates approximately 100 to 200 prospectuses shall be distributed in such a manner. Geng Yannan, Gusheng Zhou, and Monita Mo intend to distribute prospectus to acquaintances, friends and business associates. Geng Yannan, Gusheng Zhou, and Monita Mo shall conduct the offering. Although Geng Yannan, Gusheng Zhou, and Monita Mo are "associated persons" of Brighton as that term is defined in the Securities Exchange Act of 1934, they are deemed not to be brokers for the following reasons: (1) they are not subject to a statutory disqualifications as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of Brighton's securities; (2) they will not be compensated in connection with their participation in the sale of Brighton's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealer at the time of his/her participation in the sale of Brighton's securities; and (4) each associated person shall restrict his/her participation to the following activities:

          (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

          (b) responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

          (c) performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by Brighton in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by Brighton, an amendment to Brighton's Registration Statement will be filed with the Securities and Exchange Commission.

Neither Brighton nor anyone acting on its behalf including Brighton's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between Brighton or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Brighton's securities, nor does Brighton have any plans to engage in such discussions. Brighton does not intend to use consultants to obtain market makes. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Brighton's investors shall make their own decisions regarding whether to hold or sell their shares. Brighton shall not exercise any influence over investors' decisions. There are no minimum purchase requirements.


PENNY STOCK

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.


LIMITED STATE REGISTRATION

Brighton will register the shares being offered in this offering in New York and New Jersey, only. Purchasers in this offering and in any subsequent trading market must be residents of these two states.



METHOD OF SUBSCRIBING


Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to Brighton. The subscription price of $.50 per share must be paid by check, bank draft or postal express money order payable in United States dollars to the order of Brighton Investment Holding Co. and Commerce Bank as escrow agent. This offering is being made by Brighton in a self-underwritten offering on an all or none basis. Thus, unless all 200,000 shares are sold, none will be sold.


Brighton's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by such persons shall not exceed 20% of the number of shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by Brighton's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.


                                 EXPIRATION DATE

This offering will expire 90 days from the date of this prospectus, or 180 days from the date of this prospectus if extended by Brighton.


                                   LITIGATION

Brighton is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against Brighton, which may materially affect Brighton.


                                 LEGAL OPINIONS

Schonfeld & Weinstein, L.L.P., 80 Wall Street, Suite 815, New York, New York 10005, special counsel to Brighton, has rendered an opinion that the share will be validly issued.

                                    EXPERTS


The balance sheet of Brighton as of September 30,2003 and December 31, 2002, and the related statements of operations, changes in stockholders' equity, and cash flows for the period ended September 30, 2003, and for the period May 28, 2002, (date of incorporation) through December 31, 2002 included in this Prospectus and incorporated by reference in the Registration Statement, have been audited by Randall S. Newman, CPA, independent auditor, as stated in its report appearing herein and incorporated by reference in the Registration Statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



                               FURTHER INFORMATION


Brighton has filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2 with respect to this the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by Brighton may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's website located at http://www.sec.gov. Copies of such material can be obtained from the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                      BRIGHTON INVESTMENT HOLDING CO., INC.

                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS



                                                                    PAGE

REPORT OF INDEPENDENT AUDITORS                                       F-2
------------------------------

FINANCIAL STATEMENTS

         Balance Sheets                                              F-3

         Statements of Operations                                    F-4

         Statement of Changes in Stockholders' Equity                F-5

         Statements of Cash Flows                                    F-6

NOTES TO FINANCIAL STATEMENTS                                 F-7 through F-9
-----------------------------

Randall S. Newman
Certified Public Accountant
6701 Democracy Boulevard, Suite 300
Bethesda, MD  20817
Phone: (301) 896-9723
Fax: (301) 564-9619



                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders of
Brighton Investment Holding Co., Inc.

We have audited the accompanying balance sheet of Brighton Investment Holding Co., Inc. (the "Company"), a development stage company, as of September 30, 2003 and December 31, 2002, and the related statement of operations, changes in stockholders' equity, and cash flows for the period ended September 30, 2003, and for the period May 28, 2002 (date of incorporation) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brighton Investment Holding Co., Inc. as of September 30, 2003 and December 31, 2002, and the results of its operations and its cash flows for the period ended September 30, 2003, and for the period May 28, 2002 (date of incorporation) through December 31, 2002 in conformity with generally accepted accounting principles.

Randall S. Newman

October __, 2003
Bethesda, Maryland

                      BRIGHTON INVESTMENT HOLDING CO., INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                    SEPTEMBER 30, 2003 AND DECEMBER 31, 2002


                       ASSETS

                                                                            9/30/03       12/31/02
                                                                           --------       --------
CURRENT ASSET - Cash and cash equivalents                                  $ 11,163       $    599

SUBSCRIPTIONS RECEIVABLE                                                   $   --         $ 17,500

DEFERRED OFFERING COSTS                                                      16,500         11,500
                                                                           --------       --------

     TOTAL                                                                 $ 27,663       $ 29,599
                                                                           ========       ========

         LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                      $   --         $    587
                                                                           --------       --------

STOCKHOLDERS' EQUITY:
  Preferred stock, 5,000,000 shares authorized, $.0001 par value;
no shares issued or outstanding                                                --             --
  Common stock, $.0001 par value; 30,000,000 shares
Authorized; 300,000 shares issued and outstanding                                30             30
  Additional paid-in capital                                                 29,970         29,970
  Deficit accumulated during the development stage                           (2,337)          (988)
                                                                           --------       --------
     STOCKHOLDERS' EQUITY, NET                                               27,663         29,012
                                                                           --------       --------

     TOTAL                                                                   27,663       $ 29,599
                                                                           ========       ========



See accompanying independent accountant's report and notes to the financial statements

                      BRIGHTON INVESTMENT HOLDING CO., INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
           FOR THE PERIOD ENDED SEPTEMBER 30, 2003 AND FOR THE PERIOD
       FROM MAY 28, 2002 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2002

                                                                                       FROM
                                                                                      5/28/02
                                                                    PERIOD ENDED         TO
                                                                       9/30/03       12/31/02

REVENUE                                                               $    --         $    --

GENERAL AND ADMINISTRATIVE EXPENSES                                      (1,349)           (988)
                                                                      ---------       ---------

     LOSS BEFORE INCOME TAX PROVISION                                      --              (988)

PROVISION FOR INCOME TAXES                                                 --              --
                                                                      ---------       ---------

      NET LOSS                                                           (1,349)      $    (988)
                                                                      =========       =========

PER SHARE AMOUNTS:
  Net loss per common share outstanding, basic and diluted            $  (.0045)      $ (0.0033)
                                                                      =========       =========


TOTAL COMMON SHARES OUTSTANDING AS OF
  DECEMBER 31, 2002, AND WEIGHTED AVERAGE
  SHARES OUTSTANDING AS OF JUNE 30, 2003                                300,000         300,000
                                                                      =========       =========


See accompanying independent accountant's report and notes to the financial statements

                      BRIGHTON INVESTMENT HOLDING CO., INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           FOR THE PERIOD ENDED SEPTEMBER 30, 2003 AND FOR THE PERIOD
       FROM MAY 28, 2002 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2002

                                                 COMMON         ADDITIONAL          DEFICIT             TOTAL
                                                  STOCK            PAID-IN        ACCUMULATED
                                                                   CAPITAL         DURING THE
                                                                                  DEVELOPMENT
                                                                                     STAGE
---------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY, May 28, 2002              $   --            $   --            $   --             $   --

Sale of 300,000 shares of common stock                30            29,970              --               30,000

Net loss for the initial period ended
 December 31, 2002                                  --                --                (988)              (988)
                                                --------          --------          --------           --------
STOCKHOLDERS' EQUITY,
 December 31, 2002                              $     30          $ 29,970          $   (988)          $ 29,012

Net loss for the period ended
 September 30, 2003                                 --                --              (1,349)            (1,349)
                                                --------          --------          --------           --------

STOCKHOLDERS' EQUITY,
September 30, 2003                              $     30          $ 29,970          $ (2,337)          $ 27,663
                                                ========          ========          ========           ========



See accompanying independent accountant's report and notes to the financial statements

                      BRIGHTON INVESTMENT HOLDING CO., INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
           FOR THE PERIOD ENDED SEPTEMBER 30, 2003 AND FOR THE PERIOD
       FROM MAY 28, 2002 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2002


                                                                                        FROM
                                                                                       5/28/02
                                                                 PERIOD ENDED             TO
                                                                     9/30/03          12/31/02
                                                                    --------          --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $ (1,349)         $   (988)
  Item not affecting cash flow from operations:
    Accounts payable and accrued expenses                               (587)              587
                                                                    --------          --------

      NET CASH USED IN OPERATING ACTIVITIES                           (1,936)             (401)

CASH FLOWS FROM INVESTING ACTIVITY:
  Deferred offering costs incurred                                    (5,000)          (11,500)

CASH FLOWS FROM FINANCING ACTIVITY:
  Sales of common stock                                               17,500            12,500
                                                                    --------          --------

      NET CHANGE IN CASH BALANCES                                     10,564               599

      CASH BALANCE, beginning of the period                              599              --
                                                                    --------          --------

      CASH BALANCE, end of the period                               $ 11,163          $    599
                                                                    ========          ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                            $   --            $   --
                                                                    ========          ========

  Cash paid for income taxes                                        $   --            $   --
                                                                    ========          ========


See accompanying independent accountant's report and notes to the financial statements

                      BRIGHTON INVESTMENT HOLDING CO., INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD ENDED SEPTEMBER 30, 2003 AND FOR THE PERIOD
       FROM MAY 28, 2002 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2002


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

         Brighton Investment Holding Co., Inc. (the "Company"), a development stage enterprise, was organized in Delaware on May 28, 2002 as a "blank check" company that plans to look for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining the first capital contributions by the insiders and coordination activities regarding the SEC registration of the Company.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEFERRED OFFERING COSTS

         Deferred offering costs, which are being incurred in anticipation of the Company issuing its common stock pursuant to a Rule 419 registration statement, are being deferred until the registration and stock sale is complete.

ORGANIZATION COSTS

         Organization costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants' SOP 98-5.

INCOME TAXES

         The Company accounts from income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision presented on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes are expensed as incurred.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

                      BRIGHTON INVESTMENT HOLDING CO., INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD ENDED SEPTEMBER 30, 2003 AND FOR THE PERIOD
       FROM MAY 28, 2002 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2002


NOTE 3 - SUBSCRIPTIONS RECEIVABLE

         During 2002, Geng Yannan, Zhou Guo Sheng and Liu Qing each executed a subscription agreement for the purchase of 100,000 shares of common stock for the purchase price of $.10 per share. During the period ending December 31, 2002, the Company received $12,500 pursuant to the subscription agreements. As of December 31, 2002, a total of $17,500 was owed the Company pursuant to the subscription agreements. The Company received the $17,500 owed pursuant to the subscription agreements during July, 2003.

NOTE 4 - STOCKHOLDERS' EQUITY

         The Company, organized under the laws of the State of Delaware, has authorized 5,000,000 shares of preferred stock at $.0001 par value and 30,000,000 shares of common stock at $.0001 par value. During fiscal 2002, the Company raised $30,000 through the sale of 300,000 shares of its common stock pursuant to subscription agreements (see Note 3 above).

NOTE 5 - RULE 419 REQUIREMENTS

         Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and deal allowances issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities"), respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

                      BRIGHTON INVESTMENT HOLDING CO., INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD ENDED SEPTEMBER 30, 2003 AND FOR THE PERIOD
       FROM MAY 28, 2002 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 2002


NOTE 5 - LOSS PER COMMON SHARE

         The Company follows the provisions of SFAS No. 128, "Earnings per Share," which requires entities to present both basic and diluted earnings
(loss) per share ("EPS") on the face of the statement of operations. Basic EPS is calculated as income (loss) available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for convertible securities and the treasury stock method for options and warrants. Net loss per common share, as shown on the statement of operations, is the same for both basic and diluted as the Company has no convertible or dilutive securities outstanding. The Company, when it becomes applicable to its equity structure, will use the treasury stock method for computing earnings per share. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - RELATED PARTY TRANSACTIONS

OFFICE FACILITIES

         Office space is provided by an officer of the Company at no charge.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


The Delaware General Corporation Law, as amended, provides for the indemnification of Brighton's, directors and corporate employees and agents under certain circumstances as follows:


INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. -

           (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner" not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article VII of Brighton's By-laws provides for the indemnification of Brighton's officers, directors, and corporate employees and agents under certain circumstances as follows:

Article VII provides that Brighton will hold harmless and will indemnify all officers, directors, employees and agents of Brighton against all expense, liability and loss reasonably incurred or suffered by such person in its connection as such with Brighton. Brighton shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person (except against Brighton) only if such proceeding was authorized by Brighton's Board of Directors.

If a claim under the above paragraph is not paid in full by Brighton within 30 days after a written claim has been received by Brighton, the claimant may at anytime thereafter bring suit against Brighton to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Notwithstanding any limitations in other sections of the By-laws, Brighton will, to the fullest extend permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Brighton may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of Brighton against any such expense, liability or loss, whether or not Brighton would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.




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ITEM 25.  EXPENSES OF ISSUANCE AND DISTRIBUTION

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

          Securities and Exchange Commission
          Registration Fee                                   $     8.09
          Legal Fees                                         $   20,000
          Accounting Fees                                    $    3,000
          Printing and Engraving                             $    1,500
          Blue Sky Qualification Fees
          and Expenses                                       $    2,000
          Miscellaneous                                      $      500
          Transfer Agent Fee                                 $    1,500
          TOTAL                                              $28,508.09


Their expenses will be paid from Brighton's treasury.


Neither Brighton nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchases were accredited or sophisticated investors. No one purchased the securities with a view towards resale.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Between May 28, 2003 and June 5, 2003, Brighton issued 300,000 shares to 3 shareholders at $.10 per share for a total of $30,000. The three shareholders were Geng Yannan, Gusheng Zhou and Qiang Liu. Brighton relied on Section 4(2) of the Securities Act of 1933 for this offering. There was no general solicitation or advertising for this private offering, and all shares issued bear legends restricting their transfer.


ITEM 27.  EXHIBITS

 3.1      Certificate of Incorporation.

 3.2      By-Laws.**

 4.1      Specimen Certificate of Common Stock.**

 4.6      Form of Escrow Agreement.

 5.0      Opinion of Counsel.

23.0      Independent Auditors' Consent

24.1      Counsel's Consent to Use Opinion.*

99.0      Form of Subscription Agreement

 *   Contained in exhibit 5.0
**  As filed with original Registration Statement on Form SB-2




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ITEM 28.  UNDERTAKINGS

The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Brighton to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                               SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of Delaware, on November 10, 2003.


                                        Brighton Investment Holding Co., Inc.


                                        BY:  /s/ Geng Yannan
                                             ----------------
                                             Geng Yannan, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Geng Yannan
---------------
Geng Yannan, President                          Dated          November 10, 2003


/s/ Gusheng Zhou
-----------------
Gusheng Zhou, Secretary, Director               Dated          November 10 2003


/s/ Monita K. Mo
--------------------------------------
Monita K. Mo, Chief Financial Officer,          Dated          November 10, 2003
              Director



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